Exhibit B

TRADING AUTHORIZATION LIMITED TO
PURCHASES AND SALES OF SECURITIES

Account Number
To: Sandgrain Securities Inc.

The undersigned hereby authorizes Angelo Perrone (whose signature appears below) as his/her agent and attorney in fact to buy, sell (including short sales) and trade in stocks, bonds, covered call writing, and any other securities relating to the same on margin or otherwise in accordance with your terms and conditions for the undersigned’s account and risk in the undersigned’s name or number on your books. The undersigned hereby agrees to indemnify and hold you harmless from and to pay you promptly on demand any and all losses arising therefrom or debit balance due thereon.

In all such purchases, sales or trades you are authorized to follow the instructions of Angelo Perrone in every respect concerning the undersigned’s account with you; and he/she is authorized to act for the undersigned and in the undersigned’s behalf in the same manner and with the same force and effect as the undersigned might or could do with respect to such purchases, sales or trades as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purposes, sales or trades.

The undersigned hereby ratifies and confirms any and all transactions with you heretofore or hereafter made by the aforesaid agent or for the undersigned’s agent.

This authorization and indemnification is also a continuing one and shall remain in full force and effect until revoked by the undersigned by a written notice addressed to you and delivered to your office at 1050 Franklin Avenue, Suite 104, Garden City, NY 11530, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation. This authorization and indemnification shall enure to the benefit of your present firm and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of your present firm or any successor firm. Sandgrain Securities Inc. reserves the right to revoke this authorization at any time by providing written notice to the account owner(s) addressed and delivered to the address of record on the account.

Date:	10/27/04

City:	New York	State:	New York

Signature of Authorized Agent	Very truly yours,

/s/ Angelo Perrone	/s/ Lawrence Auriana

Account Owner Signature

/s/ Peter Grassel	/s/ Peter Grassel

Branch Manager	Compliance Department